EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silver Standard Resources Inc. (the “Company”) of our report dated March 11, 2012 to the shareholders of the Company relating to the consolidated financial statements and effectiveness of internal control over financial reporting of the Company incorporated by reference in its Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
December 14, 2012

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.